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Exhibit 3.1

FIMEP

A French Société Anonyme with authorized capital of €759,350,900
Corporate Offices: 89, rue Taitbout
75009 Paris
Paris Trade Register No. 421 259 615

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Updated January 21, 2003

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ARTICLE 1    FORM

        The company is a French société anonyme [business corporation]

        The company was initially formed as a société anonyme, and was converted to a société par actions simplifiée [simplified business association] by a Special Shareholder's Meeting on December 5, 2001. The company was then converted back to a société anonyme by a unanimous decision of the partners on November 4, 2002.

ARTICLE 2    PURPOSE

        The purpose of the company, directly and indirectly, in all countries, is:

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  the purchase, subscription, sale, holding or contribution of shares of stock or other securities in any and all companies;

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  and, generally, any and all financial, commercial, industrial, civil, real estate or property transactions that may be related directly or indirectly to the corporate purpose defined above or to any similar or related purposes that may contribute, directly or indirectly, to the purpose of the company or to the expansion or growth of the company or its corporate holdings.

ARTICLE 3    CORPORATE NAME

        The corporate name is: FIMEP.

ARTICLE 4    CORPORATE OFFICES

        The corporate offices of the company are at 89, rue Taitbout, 75009 Paris.

        The corporate offices may be transferred to any other location in the aforementioned French department or any adjoining department by decision of the Board of Directors, subject to ratification of such decision by the next Annual Shareholders' Meeting. When a transfer is approved by the Board of Directors, the Board shall have the authority to amend the bylaws accordingly.

ARTICLE 5    TERM

        The company shall have a term of 99 years from the date it is registered in the Trade Register, except in the event of early dissolution or extension.

ARTICLE 6    CAPITAL STOCK

        The capital stock is set at the amount of €759,350,900, divided into 759,350,900 shares with a par value of €1 each, fully paid up and all of the same class.

ARTICLE 7    FORM OF THE SHARES

        The shares are in registered form and are recorded in an account.

ARTICLE 8    TRANSMISSION OF SHARES

        Ownership of the shares shall be contingent upon registration of the shares in an individual account in the name of the holder in the company's books kept for this purpose at the corporate offices.

        Shares shall be transmitted, between the company and third parties by transfer from one account to another.

ARTICLE 9    SHARES—RIGHTS AND OBLIGATIONS

        Each share gives a right of ownership in the corporate assets, the distribution of earnings, and the liquidation dividend, to a fraction proportional to the number of outstanding shares, subject to the creation of preferred shares.

        Subject to the applicable legal and regulatory provisions, each member of the Shareholders' Meeting shall have the right to a number of votes equal to the number of shares held by him.

        Whenever it is necessary to own several shares to exercise any right, single shares or a number of shares less than the required number shall give the owner no rights against the company; in such case, shareholders shall be personally responsible for grouping together the number of shares required.

        A Special Shareholders' Meeting may decide to split the shares or recombine them through a reverse split.

ARTICLE 10    BOARD OF DIRECTORS

        The company is governed by a Board of Directors composed of at least three members and no more than eighteen, subject to the exception provided by law in the event of a merger.

        Subject to legal exceptions, each director must own at least one (1) share of stock during his term of office. Directors appointed during the life of the company do not have to be shareholders at the time they are appointed, but must become shareholders within three months; if they fail to do so, they shall automatically be considered to have resigned.

        The term of office of directors is six (6) years. The term shall end at the end of the Annual Shareholders' Meeting held in the year in which the term of office expires and which is called to approve the financial statements for the previous year. Directors may always be reelected.

        When all legal requirements are met, the Board of Directors may appoint directors provisionally for the remainder of the term of their predecessors. As required by law, provisional appointments shall be submitted for ratification by the next Annual Meeting.

ARTICLE 11    NOTICES OF MEETINGS AND DELIBERATIONS OF THE BOARD

        11.1     Persons authorized to call a meeting of the Board of Directors

        Directors shall be called to meetings of the Board of Directors by the Chairman.

        The Chief Executive Officer may also ask the Chairman to call a meeting of the Board of Directors with a specific agenda.

        A director may ask the Chairman to call a meeting of the Board of Directors by notifying the Chairman in writing (letter, fax, or email) with acknowledgement of receipt.

        When the Board has not met for more than 2 months, at least one-third of the members of the Board of Directors may request that the Chairman call a meeting of the Board with a specific agenda.

        The Chairman shall be bound by any requests received by him as described in the previous three paragraphs.

        11.2   Notices of meetings of the Board of Directors

        The Chairman shall call meetings of the Board of Directors in writing (letter, fax or email) with acknowledgement of receipt.

        Before setting the date of a meeting of the Board of Directors, the Chairman must first consult the directors and the adviser or advisers and take into consideration, to the extent possible, the schedules of the directors and the adviser or advisers.

        Within a period of two business days following receipt of a request from a director to call a meeting of the Board, the Chairman shall send a notice to the directors and adviser(s).

        Any notice of a Board meeting shall indicate the time, date (which must be at least ten calendar days after the date of the notice), and the location of the Board meeting. The notice shall also contain an agenda determined in accordance with Article 11.3 hereinafter.

        The provisions governing the method and deadline for calling a meeting of the Board may be validly disregarded if all directors have expressly waived such requirements in writing, or if all directors attend or are represented at the meeting of the Board of Directors.

        In calculating the period between the date of the notice and the date of the meeting of the Board, the mailing date of the notice and the date of the Board meeting shall not be included.

        If no quorum is present at a meeting of the Board of Directors, the Chairman shall call a new meeting of the Board, sent no later than the day after the meeting that is adjourned. The notice shall indicate the date (which must be at least five days after the date of the notice), the time and location of the meeting, and the reasons that the previous meeting was adjourned.

        11.3   Agenda for meetings of the Board of Directors

        The notice described in Article 11.2 herein shall contain a reasonably detailed agenda and all documents required for the meeting.

        A director may add an item to the agenda by transmitting it to the Chairman at least five days before the scheduled date of the Board meeting. The Chairman shall inform the other members of the Board and the adviser(s) of said item as soon as possible.

        11.4   Conduct of the meetings of the Board of Directors

        Resolutions shall be adopted with the quorum and majority required by law. In the event of a tie vote, the Chairman shall cast the deciding vote.

        The meetings of the Board of Directors shall be conducted in English. Minutes of the meeting shall be prepared in French and in English. A copy of the minutes (in French or in English depending on the recipient) shall be sent to the directors and the adviser(s).

ARTICLE 12    POWERS OF THE BOARD

        The Board of Directors shall define the strategies of the company and ensure they are implemented. Subject to the powers expressly reserved by law for Shareholders' Meeting and within the limits of the corporate purpose, the Board shall deal with any question affecting the successful operation of the company and settle matters affecting the company through its deliberations.

        The Board of Directors shall determine whether the management of the company shall be assumed by the Chairman of the Board or by another individual with the title of Chief Executive Officer. Shareholders and third parties shall be informed of this choice under the conditions defined by the legal and regulatory provisions in force. The Board shall make this choice by a simple majority vote of the members present or represented. The management structure may be changed at any time.

        The Board of Directors may decide to create committees charged with studying questions that the Board or its Chairman submit for their review and opinion. It shall set the membership and the powers of any committees operating under the authority of the Board.

ARTICLE 13    CHAIRMAN OF THE BOARD

        The Board of Directors shall elect a Chairman from among its members, who must be an individual less than 75 years old at the time he is appointed.

        The Chairman of the Board of Directors represents the Board. He shall organize and direct the work of the Board and report on such work to the Shareholders' Meeting. The Chairman shall see to it that the governing bodies of the company operate properly and, in particular, shall ensure that the directors are able to perform their duties.

        The Chairman's compensation shall be set by the Board of Directors.

        When the management of the company is assumed by the Chairman of the Board, the following provisions governing the Chief Executive Officer shall also apply to the Chairman.

ARTICLE 14    CHIEF EXECUTIVE OFFICER

        Pursuant to the decision of the Board of Directors concerning the management structure of the company, the management of the company shall be assumed, under the Board's authority, either by the Chairman of the Board of Directors, or by an individual appointed by the Board and holding the title of Chief Executive Officer; this appointment shall be made in accordance with the quorum and majority rules of the Board of Directors. The Chief Executive Officer must always be an individual who, at the time of his appointment, is less than 75 years of age. He may be a member of the Board or chosen from outside the Board.

        The Chief Executive Officer is vested with broad authority to act in all circumstances in the name of the company. He shall exercise these powers within the limits of the corporate purpose and subject to the powers expressly reserved by law for shareholders' meetings and the Board of Directors.

        The Board of Directors shall determine the compensation and term of office of the Chief Executive Officer, which may not exceed, if applicable, his term of office as director.

ARTICLE 15    EXECUTIVE VICE PRESIDENTS

        On the recommendation of the Chief Executive Officer, the Board of Directors may appoint, to assist it, a maximum of five (5) Executive Vice Presidents. An Executive Vice President must always be an individual and may be chosen from among the members of the Board or outside the Board.

        The Board shall determine, in agreement with the Chief Executive Officer, the scope and duration of the powers of an Executive Vice President, which may not exceed the powers or the term of appointment of the Chief Executive Officer. The Board of Directors shall set the compensation of each Executive Vice President.

        In the event the Chief Executive Officer leaves his position, the Executive Vice President, unless otherwise decided by the Board, shall remain in his position until the appointment of the new Chief Executive Officer.

ARTICLE 16    ADVISERS

        On the recommendation of the Chairman of the Board, the Board may name one or more advisers.

        The term of office of the advisers shall be one (1) year, and shall expire at the end of the Annual Shareholders' Meeting held in the year in which an adviser's term expires and called to approve the financial statements for the previous year.

        Under any circumstances, the Board of Directors may dismiss without one or more advisers and replace them without pay.

        In the event of the death, resignation or dismissal of an adviser, the Board of Directors shall appoint an adviser to replace him for the remainder of the term of office of the adviser being replaced.

        The adviser or advisers shall be notified of meetings of the Board of Directors under the same conditions as the directors. They shall have access to the same information and receive the same documents as the directors for meetings of the Board of Directors.

        They shall have the same obligations as directors, particularly the obligations to exercise discretion and respect confidentiality. The provisions of Articles L. 225-38 et seq. of the Commercial Code governing regulated related party agreements shall apply to the advisers under the same conditions as the directors.

        The adviser or advisers may not vote on the resolutions submitted for a vote by the Board of Directors. The adviser or advisers may speak during the meetings of the Board of Directors and their remarks shall be recorded in the minutes of the meeting.

        The adviser or advisers shall not be compensated or paid directors' fees for performing their duties.

ARTICLE 17    AUDITORS

        One or more statutory and alternate auditors shall be named and shall perform their audit in accordance with the law and regulations in force.

ARTICLE 18    SHAREHOLDERS' MEETINGS

        Shareholders' Meetings shall be called and held in accordance with the requirements set by law. Meetings shall be held at the corporate offices or in any other location in France or abroad indicated in the notice of meeting.

        Shareholders may, under the conditions defined by law and regulations, send their proxy form and mail-in vote for any Shareholders' Meeting, either in paper form or, by decision of the Board of Directors indicated in the notice of meeting, by any electronic means of transmission.

        Any shareholder may, if approved by the Board of Directors or the Chairman at the time the notice of meeting is sent, participate in said Meeting by video conferencing or by electronic telecommunication or transmission under the conditions defined by the legislation or regulations in force. Said shareholder shall then be considered present at the Meeting for purposes of determining quorum and majority.

        An attendance sheet shall be kept as required by law.

ARTICLE 19    DELIBERATIONS AND POWERS OF SHAREHOLDERS' MEETINGS

        Annual and Special Shareholders' Meetings, ruling under the quorum and majority requirements stipulated by the provisions governing each type of meeting, shall exercise the powers granted to them by law.

ARTICLE 20    FINANCIAL YEAR

        Each financial year shall be twelve months, beginning on January 1 of each year and ending on December 31 of the same year. As an exception, the financial year that began on August 1, 2002 shall be seventeen months and end on December 31, 2003.

ARTICLE 21    APPROPRIATION OF EARNINGS

        The difference between the income and expenses for the years, after provisions, shall form the profit or loss for the financial year as shown on the statement of income. Five percent (5%) shall be taken from the earnings, minus prior losses, if any, to form the legal reserve. This withdrawal shall cease to be required when the legal reserve equals one-tenth of the capital stock. It shall resume when, for any reason, the reserve falls below that amount.

        If the financial statements for the year, as approved by the Shareholders' Meeting, show the existence of distributable earnings as defined by law, the Shareholders' Meeting shall decide whether to allocate said earnings to one or more reserve items (the use or allocation of which shall be determined by it), to retain said earnings, or to distribute them.

        After duly noting the existence of reserves at its disposal, the Shareholders' Meeting may vote to distribute sums taken from such reserves. In such case, the resolution shall indicate expressly the reserve items from which such withdrawals are made.

        The Annual Shareholders' Meeting approving the financial statements for the year has the discretion to grant each shareholder, for all or part of the dividend or any interim dividends paid, an option between payment in cash or in shares.

ARTICLE 22    DISSOLUTION

        At the expiration of the company or in the event of early dissolution, the Special Shareholders' Meeting shall determine the method of liquidation and name and define the powers of one or more liquidators, who shall carry out their duties as required by law.

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